Exhibit 23.2
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 7, 2011 with respect to the consolidated financial statements of The Detroit Medical Center and Subsidiaries included in the Registration Statement (Form S-8) pertaining to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan and the Vanguard Health Systems, Inc. 2011 Stock Incentive Plan of Vanguard Health Systems.
/s/ Ermst & Young LLP
Detroit, Michigan
June 23, 2011